Exhibit 99.1

Vital Farms Reports First Quarter 2021 Financial Results

Net Revenue for the Quarter Up 23% to $58.5 million

Gross Profit of $21.3 Million for the Quarter, Gross Margin up over 300 Basis Points Year-Over-Year

Company Raises Full Year 2021 EBITDA Outlook

AUSTIN, TX – May 11, 2021 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide, today reported financial results for its first quarter ended March 28, 2021.

“We had a terrific start to the year, which we believe demonstrates our ability to retain consumers who are initially attracted to our products and remain loyal because of our mission, values, and commitment to stakeholders,” said Russell Diez-Canseco, President and CEO, Vital Farms. “We saw solid growth in both retail distribution, which increased 13% year over year, to over 16,500 stores at the end of the first quarter, and household penetration for our pasture-raised eggs, which now stands at 4.1%, up 120 basis points over that same time period.”

Diez-Canseco continued, “We are building an enduring brand, delivering on our growth strategy, and showing the world how to produce ethical food at scale. We are confident in the opportunities that remain ahead for us to reach even more households with our high-quality, pasture-raised products.”

For the Three Months Ended March 28, 2021

Net revenue increased 23% to $58.5 million in the first quarter of 2021 compared to $47.6 million in the first quarter of 2020. Growth in net revenue in the first quarter of 2021 was driven primarily by volume increases to our distributors and retail partners, and distribution gains in new and existing customers.

Gross profit was $21.3 million, or 36.4% of net revenue, in the first quarter of 2021, compared to $15.9 million, or 33.3% of net revenue, in the prior year period. The increase in gross margin was driven by improved offsize egg utilization, lower material costs on butter, and volume leverage over direct labor and overhead costs. These benefits were partially offset by higher promotional spending and increased material costs on conventional eggs.

Income from operations in the first quarter of 2021 was $3.1 million compared to $2.9 million in the first quarter of the prior year.

Net income was $3.5 million in the first quarter of 2021 compared to $1.9 million in the prior year period.

Net income per diluted share was $0.08 compared to $0.05 per diluted share in the prior year quarter.

Adjusted EBITDA was $4.7 million in the first quarter of 2021 compared to $3.8 million in the first quarter of 2020, primarily driven by volume increases to Vital Farms’ distributors and retail customers, expanded gross margin, and leverage over fixed operating costs. The increase was partially offset by higher selling, general and administrative expenses due to public company costs, as well as higher employee-related costs driven by increased headcount, and slightly higher marketing expenses. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and investment securities were $102.9 million as of March 28, 2021, and Vital Farms had no current or long-term debt outstanding as of March 28, 2021. Net cash provided by operating activities was $8.0 million in the first quarter ended March 28, 2021, compared to $0.8 million net cash provided by operating activities during the prior year period.

Capital expenditures totaled $3.5 million for the first quarter ended March 28, 2021 compared to $4.3 million in the prior year period.

Update on Fiscal 2021 Outlook

Vital Farms’ guidance continues to assume that there are no additional, significant disruptions to the supply chain, its customers or consumers, including any issues from adverse macroeconomic factors.

•	For the full fiscal year 2021, management is maintaining its net revenue expectations of $246 to $253 million, which represents an increase of 15 to 18% compared to 2020.
•	Our forecast for Adjusted EBITDA has increased to a range of $7 to $9 million, relative to prior guidance of $6 to $8 million.

Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net revenue metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within Vital Farms’ control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. The live conference call webcast can be accessed on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will also be archived and available for replay.

About Vital Farms

Vital Farms, a Certified B Corporation, offers a range of ethically produced pasture-raised foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with over 200 small family farms and is the leading U.S. brand of pasture-raised eggs and butter by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware Public Benefit Corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms' pasture-raised products, including shell eggs, butter, hard-boiled eggs, ghee, egg bites and liquid whole eggs, are sold in over 16,500 stores nationwide. For more information, visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for fiscal year 2021. These forward-looking statements are based on Vital Farms’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Vital Farms’ actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: the effects of the current COVID-19 pandemic on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; Vital Farms’ expectations regarding its revenue, expenses and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers and to attract and retain its suppliers, distributors and co-manufacturers; Vital Farms’ ability to sustain or increase our profitability; Vital Farms’ ability to procure sufficient high quality eggs, butter and other raw materials; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally;  the ability of Vital Farms’ suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; the costs and success of marketing efforts. Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 27, 2020 and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Contacts:

Media:

Nisha Devarajan

Nisha.Devarajan@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

	Fiscal Quarter Ended (Unaudited)
	March 28, 2021	March 29, 2020
Net revenue	$58,545	$47,579
Cost of goods sold	37,215	31,724
Gross profit	21,330	15,855
Operating expenses:
Selling, general and administrative	13,183	9,678
Shipping and distribution	5,063	3,274
Total operating expenses	18,246	12,952
Income from operations	3,084	2,903
Other income (expense), net:
Interest expense	(18)	(158)
Other income, net	110	20
Total other income (expense), net	92	(138)
Net income before income taxes	3,176	2,765
(Benefit) provision for income taxes	(304)	831
Net income	3,480	1,934
Less: Net income attributable to noncontrolling interests	(11)	(11)
Net income attributable to Vital Farms, Inc. common stockholders	$3,491	$1,945
Net income per share attributable to Vital Farms, Inc. stockholders:
Basic:	$0.09	$0.07
Diluted:	$0.08	$0.05
Weighted average common shares outstanding:
Basic:	39,536,928	25,942,277
Diluted:	43,509,371	37,118,484

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	March 28, 2021 (Unaudited)	December 27, 2020
Assets
Current assets:
Cash and cash equivalents	$35,101	$29,544
Investment securities available-for-sale	67,787	68,357
Accounts receivable, net	18,262	20,934
Inventories	11,280	12,902
Income taxes receivable	2,002	1,554
Prepaid expenses and other current assets	2,472	3,965
Total current assets	136,904	137,256
Property, plant and equipment, net	32,920	30,118
Goodwill	3,858	3,858
Deposits and other assets	142	142
Total assets	$173,824	$171,374
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,227	$15,489
Accrued liabilities	8,731	9,845
Lease obligation, current	476	471
Contingent consideration, current	87	109
Total current liabilities	23,521	25,914
Lease obligation, net of current portion	206	327
Contingent consideration, non-current	4	18
Deferred tax liabilities, net	2,680	2,537
Other liability, non-current	191	192
Total liabilities	26,602	28,988
Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	175	175
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of March 28, 2021 (unaudited) and December 27, 2020; 39,744,306 and 39,444,040 shares issued and outstanding as of March 28, 2021 (unaudited) and December 27, 2020, respectively	5	5
Treasury stock, at cost, 5,494,918 common shares as of March 28, 2021 (unaudited) and December 27, 2020	(16,276)	(16,276)
Additional paid-in capital	145,689	144,311
Retained earnings	17,530	14,039
Accumulated other comprehensive loss	(53)	(31)
Total stockholders’ equity attributable to Vital Farms, Inc. stockholders	146,895	142,048
Noncontrolling interests	152	163
Total stockholders’ equity	147,047	142,211
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$173,824	$171,374

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

	13-Weeks Ended (Unaudited)
	March 28, 2021	March 29, 2020
Cash flows provided by operating activities:
Net income	$3,480	$1,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	785	456
Bad debt recovery	(45)	(116)
Stock-based compensation expense	853	448
Deferred taxes	142	413
Other	(58)	75
Changes in operating assets and liabilities:
Accounts receivable	2,717	(2,953)
Inventories	1,636	726
Income taxes receivable	(449)	413
Prepaid expenses and other current assets	1,492	619
Deposits and other assets	—	(27)
Accounts payable	(1,402)	1,434
Accrued liabilities and other liabilities	(1,111)	(2,575)
Net cash provided by operating activities	$8,040	$847
Cash flows used in investing activities:
Purchases of property, plant and equipment	(3,451)	(4,269)
Purchases of available-for-sale debt securities	(14,409)	—
Sales, maturities, and call redemptions of available-for-sale debt securities	15,010	—
Net cash used in investing activities	$(2,850)	$(4,269)
Cash flows provided by financing activities:
Proceeds from borrowings under term loan	—	3,907
Proceeds from borrowings under equipment loan	—	1,461
Repayment of equipment loan	—	(49)
Repayment of term loan	—	(168)
Payment of contingent consideration	(42)	(47)
Payment of deferred offering costs	—	(1,145)
Principal payments under finance lease obligation	(116)	(110)
Proceeds from exercise of stock options	525	10
Net cash provided by financing activities	$367	$3,859
Net increase in cash and cash equivalents	$5,557	$437
Cash and cash equivalents at beginning of the period	29,544	1,274
Cash and cash equivalents at end of the period	$35,101	$1,711
Supplemental disclosure of cash flow information:
Cash paid for interest	$20	$136
Cash paid for income taxes	—	5
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$140	$—
Deferred offering costs in accounts payable and accrued liabilities	$—	$444

Non-GAAP Financial Measures

Vital Farms reports its financial results in accordance with GAAP. However, management believes that Adjusted EBITDA, a non-GAAP financial measure, provides investors with additional useful information in evaluating Vital Farms’ performance.

Vital Farms calculates Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) provision for income taxes; (3) stock-based compensation expense; (4) interest expense;

(5) interest income; (6) change in fair value of contingent consideration; and (7) net litigation settlement gain.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. Management believes that Adjusted EBITDA, when taken together with Vital Farms’ financial results presented in accordance with GAAP, provides meaningful supplemental information regarding Vital Farms’ operating performance and facilitates internal comparisons of Vital Farms’ historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of Adjusted EBITDA is helpful to Vital Farms’ investors as it is a measure used by management in assessing the health of the business, determining incentive compensation and evaluating Vital Farms’ operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments and (6) it does not reflect tax payments that may represent a reduction in cash available to Vital Farms. In addition, Vital Farms’ use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating Vital Farms’ performance, investors should consider Adjusted EBITDA alongside other financial measures, including Vital Farms’ net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

	Fiscal Quarter Ended
	March 28, 2021	March 29, 2020
Net income (loss)	$3,480	$1,934
Depreciation and amortization	785	456
(Benefit) Provision for income tax	(304)	831
Stock-based compensation expense	853	448
Interest expense	18	158
Change in fair value of contingent consideration (1)	6	(23)
Interest income	(97)	(5)
Adjusted EBITDA	$4,741	$3,799

(1) Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition